UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2012

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 1, 2012, Novavax, Inc., a Delaware corporation (the “Company”), filed a prospectus supplement with the Securities and Exchange Commission which contemplates the sale of up to $50,000,000 of shares of the Company’s common stock from time to time in at-the-market offerings pursuant to an At Market Issuance Sales Agreement with MLV & Co. LLC (the “Sales Agent”), dated as of October 1, 2012 (the “2012 Sales Agreement”). Sales pursuant to the 2012 Sales Agreement will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any shares pursuant to the 2012 Sales Agreement.

In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-165496), the Company is filing the 2012 Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the 2012 Sales Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement between Novavax, Inc. and MLV & Co. LLC, dated October 1, 2012.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2012	Novavax, Inc.

/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Vice President, General Counsel
& Corporate Secretary

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Exhibit Index

Exhibit
Number	Description

1.1	At Market Issuance Sales Agreement between Novavax, Inc. and MLV & Co. LLC, dated October 1, 2012.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

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